As filed with the Securities and Exchange Commission on December 3, 1996 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             --------------------

                                  AMRION, INC.
                 (Exact name of Registrant specified in charter)


 Colorado                                            84-1050628
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)


                         6565 Odell Place
                    Boulder, Colorado  80301                      80301
             (Address of Principal Executive Offices)            Zip Code


           OPTIONS GRANTED PURSUANT TO INDIVIDUAL NON-QUALIFIED OPTION
                                   AGREEMENTS
                            (Full title of the plan)


                                 Mark S. Crossen
                                  Amrion, Inc.
                                6565 Odell Place,
                             Boulder, Colorado 80301
                     (Name and address of agent for service)


                                  (303) 530-2525
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                            Raymond L. Friedlob, Esq.
                              John W. Kellogg, Esq.
              Friedlob Sanderson Raskin Paulson & Tourtillott, LLC
                          1400 Glenarm Place, Suite 300
                             Denver, Colorado 80202
                                 (303) 571-1400



                         CALCULATION OF REGISTRATION FEE
=================================================================================================
                                                          Proposed     Proposed
                                                          maximum       maximum
                Title of                                  offering     aggregate Amount of
            securities to be      Amount to be            price per     offering registration
               registered         registered (1)           share (2)   price (2)     fee
-------------------------------------------------------------------------------------------------
Common Stock, $.0011 par             5,000                  (2)        $49,000    $100
value
=================================================================================================


(1) This Registration Statement is being filed to register 27,200 shares of Common Stock which may be issued pursuant to individual non-qualified options granted to certain officers, employees and employee directors of the Registrant (the "Non-
         Qualified Options"), plus such indeterminable number of shares of Common Stock as may be issuable by reason of the anti-dilution provisions of the options granted pursuant to the Non-Qualified Options.

(2) In accordance with Rule 457(h), the fee has been calculated as follows: 3,000 shares at $9.00 per share and 2,000 shares at $11.00 per share.



                               PART I INFORMATION REQUIRED IN THE SECTION 10(a)
                                                  PROSPECTUS

Item 1.  Plan Information.

         Documents containing information related to the Amrion, Inc. (the "Registrant") Individual Non-Qualified Option Agreements (the "Non-Qualified Options") which are not filed as a part of this Registration Statement (the "Registration Statement") and documents incorporated by reference in response to
Item 3 of Part II of this Registration Statement, which taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act") will be sent or given to the holders of the Non-Qualified Options (the "Optionees") by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual
         Information.

         As required by this Item, the Registrant will provide to the Optionees a written statement advising them of the availability without charge, upon written or oral notice, of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act. The statement will include the address listing the title or department and telephone number to which the request is to be directed.

                                                     PART II
                             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Commission by the Registrant are incorporated into this Registration Statement by this reference:

         (1) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

         (2) Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996;

         (3) Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996;

         (4) The description of the Common Stock contained in the Exhibits to the Registrant's Registration Statement on Form 8-A (No. 0-18476) as filed with the Commission on April 23, 1990.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all shares offered hereunder have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities.

         No description of the class of securities to be offered is required under this item because the class of securities to be offered is registered under Section 12 of the Exchange Act (Commission File No. 0-18476).

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         The Colorado Business Corporation Act (the "CBCA") provides for the indemnification of the Registrant's directors, officers, employees, fiduciaries and agents against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is allowable is provided below, but that description is qualified in its entirety by reference to the relevant section of the CBCA.

         In general, the CBCA provides that any director may be indemnified, by providing advances or reimbursements against liabilities (including the obligation to pay a judgment, settlement, penalty, fine or reasonable expense), incurred in a proceeding (including any civil, criminal or investigative proceeding whether threatened, pending or completed) to which the director was made a party because he is or was a director, except that, if the proceeding is brought by or in the right of the Registrant, indemnification is permitted only with respect to reasonable expenses incurred in connection with the proceeding. The CBCA prohibits indemnification of a director in connection with a proceeding brought by or in the right of the Registrant in which a director is adjudged liable to the Registrant, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

         Indemnity may be provided if the director's actions resulting in the liability: (i) were taken in good faith; (ii) were reasonably believed to have been in the Registrant's best interest with respect to actions taken in the director's official capacity; (iii) were reasonably believed not to be opposed to the Registrant's best interest with respect to actions other than those taken in the director's official capacity; and (iv) with respect to any criminal action, the director had no reasonable cause to believe his or her conduct was unlawful. Indemnification may be awarded only after the applicable standard of conduct has been met by the director to be indemnified as determined by (i) a majority vote of a quorum of the Board of Directors or, if a quorum cannot be obtained, by committee thereof consisting of directors not parties to the proceeding; (ii) by independent legal counsel selected by the Board of Directors; or (iii) by the shareholders.

         The CBCA further provides that unless limited by the Registrant's articles of incorporation, a director or officer who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, is entitled to receive indemnification against reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. The Registrant's Amended and Restated Articles of Incorporation do not limit the foregoing provisions.

         The Registrant may indemnify or advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent than permitted for indemnification of directors, if consistent with law and if provided for by its articles of incorporation, bylaws, resolution of its shareholders or directors or in a contract. The provision of indemnification to persons other than directors is subject to such limitations as may be imposed on general public policy grounds.

         Unless limited by the Registrant's articles of incorporation, upon petition by a director or officer, a court may order the Registrant to indemnify such director or officer against liabilities arising in connection with any proceeding. A court may order the Registrant to provide such indemnification, whether or not he was entitled to indemnification by the Registrant. To order indemnification, the court must determine that the director or officer is fairly and reasonably entitled to indemnification in light of the circumstances. With respect to liability incurred by a director or officer, or in any proceeding where liability results on the basis that a personal benefit was received improperly, a court may only require that the director or officer be indemnified as to reasonable expenses incurred. The Registrant's Amended and Restated Articles of Incorporation do not limit the foregoing provisions.

         The CBCA specifies that any provisions for indemnification of or advances for expenses to directors which may be contained in the Registrant's articles of incorporation, bylaws, resolutions of its shareholders or directors, or in a contract (except for insurance policies) shall be valid only to the extent such provisions are consistent with the CBCA and any limitations upon indemnification set forth in the articles of incorporation.

         The CBCA also grants the power to the Registrant to purchase and maintain insurance policies which protect any director, officer, employee, fiduciary or agent against any liability asserted against or incurred by them in such capacity arising out of their status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it. No such policies have been obtained by the Registrant.

         Article XII of the Registrant's Articles of Incorporation, as amended, provides that the Registrant shall indemnify its directors to the maximum extent permitted by statute and its officers, employees or agents who are not directors to the maximum extent permitted by law or to a greater extent as may be consistent with law and provided for by resolution of the Registrant's shareholders or directors, or in a contract.

         Article XIII of the Registrant's Articles of Incorporation, as amended, provides for the elimination of personal liability for monetary damages for the breach of fiduciary duty as a director except for liability (i) resulting from a breach of the director's duty of loyalty to the Registrant or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) for approving payment of a dividend, a stock repurchase, a distribution of assets to shareholders during liquidation or the making or guaranteeing of a loan to a director, to the extent that any such actions are illegal under the CBCA; or (iv) for any transaction from which a director derives an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claim

         Not Applicable


Item 8.  Exhibits.

         The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

3.1      Amended Articles of Incorporation of Amrion, Inc.
         (incorporated by reference to form S-8/A filed November 21, 1996 Registration No. 333-15939)

5.1 Opinion of Counsel and Consent of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC

23.1     Consent of Friedlob Sanderson Raskin Paulson & Tourtillott -
         See Exhibit 5.1.

23.2     Consent of BDO Seidman, LLP

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Item 9   Undertakings

The undersigned registrant hereby undertakes:

         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement.

         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                     SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on December 3, 1996.


                                  AMRION, INC.


                            By
                              Mark S. Crossen, Chief
                              Executive Officer, President
                              and Principal Executive Officer

                            By
                              Jeffrey S. Williams, Chief
                              Financial Officer, Treasurer,
                              Secretary and Principal
                              Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                      Title                       Date


                                Director                    December 3, 1996
Mark S. Crossen


                                Director                    December 3, 1996
Jeffrey S. Williams


                                Director                    December 3, 1996
Theodore W. Brin

                                Director                    December 3, 1996
David E. Houseman


                                Director                    December 3, 1996
Leslie G. Taylor